Exhibit 10.6

Dato’ Mizal Bin Zaini

Datin Emelia Rosnaida

***Malaysia

To:	DNF Group Sdn Bhd L-10-01, Wisma IAV,
No.86 Jalan Pasar, Pudu, 55100 Kuala Lumpur, Malaysia.

Date: August 28,2023

Letter of Financial Support

1.	We, Dato’ Mizal Bin Zaini and Datin Emelia Rosnaida as the director and shareholder (“The Guarantor’’) hereby undertakes to provide financial support to DNF Group Sdn Bhd (“the Company”) to enable the Company to meet its liabilities as and when they fall due.

2.	The guarantee is irrevocable for at least 12 months from the date the audited financial statements for the financial year ended 31 December 2022 are signed, which includes not recalling any amounts owing by the Company to the Guarantor, until all other external liabilities of the Company have been settled. The Guarantor and the Company, both undertake to fully invoke the provisions of this agreement in the event that the financial support from the guarantor is required.

/s/ Dato’ Mizal Bin Zaini
/s/ Datin Emelia Rosnaida

Director/Shareholders